                                                                    EXHIBIT 1(c)



                       AMENDMENT TO DECLARATION OF TRUST
                                       OF
                           MERRILL LYNCH INDEX TRUST



         The undersigned certifies that he is the sole Trustee of Merrill Lynch Index Trust (the "Trust"), and further certifies that as sole Trustee he has duly adopted the following amendment pursuant to Section 10.4 of the Declaration of Trust of the Trust:


         The names of the following Series, previously designated in Section
5.2 of the Declaration of Trust of the Trust, are changed as follows:

 Old Name of Series                                        New Name of Series
 ------------------                                        ------------------

 Merrill Lynch Large Cap Index Series                      Merrill Lynch S&P 500 Index Series

 Merrill Lynch Intermediate Bond Index Series              Merrill Lynch Aggregate Bond Index Series

 Merrill Lynch International Equity Index Series           Merrill Lynch International Index Series



         IN WITNESS WHEREOF, the undersigned has executed this instrument this 1st day of November, 1996.


                                            /s/ Mark B. Goldfus
                                            ----------------------------------
                                                Mark B. Goldfus, as Trustee